LIBERTY SILVER ANNOUNCES THE FILING OF S-1 REGISTRATION STATEMENT

Toronto, ON — November 19, 2012: Liberty Silver Corp. (TSX: LSL) ("Liberty Silver" or the “Company”) announces the filing of a registration statement on Form S-1 dated November 15, 2012 with the U.S. Securities and Exchange Commission (the “SEC”).  The registration statement is available on www.sec.gov and www.sedar.com.

The primary purpose of the registration statement is to register the 2,583,333 shares of common stock issued to the vendors of the Hi Ho Silver Property as announced on October 16, 2012 pursuant to the terms of a registration rights agreement entered into with these vendors.  The Hi Ho Silver Property is approximately 100 acres located adjacent to the former Trinity Silver mine on the Company’s Trinity property in Nevada. The Hi Ho Silver Property was the only acreage not controlled by Liberty Silver or its joint venture partner Renaissance Gold Inc. on the Trinity land package.  Under applicable U.S. securities laws, the shares are subject to resale restrictions.  In general, if the SEC declares the registration statement effective, no resale restrictions will apply to the shares (so long as the sales are pursuant to the registration statement and the registration statement remains effective at the time of the subject sale).

In addition, the registration statement proposes to register 400,000 shares of common stock issued upon exercise of common share purchase warrants (the “Warrants”), and a total of 9,627,500 shares issuable upon exercise of the remaining outstanding Warrants.  The Warrants have exercise prices ranging from US$0.55 to CDN$0.75 per share with expiry dates from December 31, 2013 to July 22, 2016.  Further details are provided in the registration statement.  Under applicable U.S. securities laws, shares issued upon the exercise of these Warrants have resale restrictions after the date of exercise.  If the SEC declares the registration statement effective, no resale restriction will apply to shares issued upon exercise of the Warrants for holders (so long as the sales are pursuant to the registration statement and the registration statement remains effective at the time of the subject sale).  Registering these shares is viewed as a prudent step to encourage holders to consider exercising their Warrants, which will result in cash proceeds to the Company.  It is appropriate to treat all Warrant holders on the same basis and, accordingly, it was determined that all shares issuable upon exercise of the Warrants should be registered.  The board and management of Liberty Silver, and other affiliates, hold a total of 1,660,000 of the Warrants.

As noted above, the registration statement relating to these securities has been filed with the SEC but has not yet become effective. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective.  Further announcements will be made regarding the status of this registration.

About Liberty Silver Corp.

Liberty Silver Corp. is focused on exploring and advancing mineral properties located in North America. Liberty Silver is led by a skilled, experienced management team and board of directors with significant experience managing exploration, development and mining projects. Liberty Silver is committed to creating value for its shareholders by advancing its current projects utilizing its mitigated risk approach to developing new resources on its current properties, and acquiring new properties that have the potential to increase their resource base. The Trinity Silver Project, located in Pershing County, Nevada, is Liberty Silver’s flagship project. Liberty Silver has the right to earn a joint venture interest in the 10,579 acres Trinity property pursuant to the terms of an earn-in agreement with Renaissance Gold Inc.

Information on the Company is available on the Company’s website www.libertysilvercorp.com, or in the SEDAR and EDGAR databases.

For Additional Information

Manish Z. Kshatriya, Executive VP & CFO

(888) 749-4916

mkshatriya@libertysilvercorp.com

Kevin O’Connor, Investor Relations

(416) 962-3300

ko@spinnakercmi.com

Cautionary Statements

The Toronto Stock Exchange does not accept responsibility for the adequacy or accuracy of this News Release. No stock exchange, securities commission or other regulatory authority has approved or disapproved the information contained herein.

 This News Release includes certain “forward-looking statements”. These statements are based on information currently available to Liberty Silver and Liberty Silver provides no assurance that actual results will meet management’s expectations. Forward-looking statements include estimates and statements that Liberty Silver’s future plans, objectives or goals, including words to the effect that Liberty Silver or management expects a stated condition or result to occur. Forward-looking statements may be identified by such terms as “believes”, “anticipates”, “expects”, “estimates”, “may”, “could”, “would”, “will”, or “plan”. Since forward-looking statements are based on assumptions and address future events and conditions, by their very nature they involve inherent risks and uncertainties. Actual results relating to, among other things, results of exploration, project development, reclamation and capital costs of Liberty Silver’s mineral properties, and Liberty Silver’s financial condition and prospects, could differ materially from those currently anticipated in such statements for many reasons such as: changes in general economic conditions and conditions in the financial markets; changes in demand and prices for minerals; litigation, legislative, environmental and other judicial, regulatory, political and competitive developments; technological and operational difficulties encountered in connection with Liberty Silver’s activities; and other matters discussed in this News Release and in filings made with securities regulators. This list is not exhaustive of the factors that may affect any of Liberty Silver’s forward-looking statements. These and other factors should be considered carefully and readers should not place undue reliance on Liberty Silver’s forward-looking statements. Liberty Silver does not undertake to update any forward-looking statement that may be made from time to time by Liberty Silver or on its behalf, except in accordance with applicable securities laws.